UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 9, 2013

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)
94404
(Zip Code)
(650) 574-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

In June 2010, Gilead Sciences, Inc. (Gilead) received notice that Lupin Limited (Lupin) submitted an abbreviated new drug application to the U.S. Food and Drug Administration requesting permission to manufacture and market a generic version of sustained release ranolazine. In the notice, Lupin alleges that ten of the patents associated with Ranexa® (ranolazine) are invalid, unenforceable and/or will not be infringed by Lupin's manufacture, use or sale of a generic version of Ranexa. In July 2010, after reviewing the notice, Gilead concluded that Lupin infringed its valid and enforceable patents and filed a lawsuit against Lupin in U.S. District Court in New Jersey for infringement of its patents for Ranexa. The trial took place in April and May 2013. Prior to issuance of the court's decision, on August 9, 2013, the parties reached agreement to settle the patent litigation (the Settlement Agreement). Under the agreement, subject to certain conditions, Lupin would be allowed to launch a generic version of Ranexa on February 27, 2019. The settlement agreement must be filed with the Federal Trade Commission and Department of Justice for their review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ Robin L. Washington
Robin L. Washington Senior Vice President and Chief Financial Officer

Date:    August 9, 2013